CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Studio Capital Corp.
Aurora, Colorado


We have issued our report dated February 20, 1998, accompanying the financial statements of Studio Capital Corp. in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement.

/s/ Schumacher & Associates, Inc.
SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
12835 E. Arapahoe Road
Tower II, Suite 110
Englewood, Colorado 80112

March 3, 1998